[EXHIBIT 10kk TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDING 12/31/93]


                                                      9227
                        SERVICE AGREEMENT
               (APPLICABLE TO RATE SCHEDULE AFT-2)

       This Agreement ("Agreement"), made and entered into this 1st day August, 1993, by and between Algonquin Gas Transmission Company, a Delaware Corporation (herein called "Algonquin") and Colonial Gas Company, a Massachusetts Corporation (herein called "Customer" whether one or more persons).

       WHEREAS, Algonquin and Customer entered into a Service
    Agreement dated July 24, 1992 for service under Rate
    Schedule AFT-2; and

       WHEREAS, Algonquin applied for authority to institute new service agreements under Rate Schedule AFT-2 as part of its compliance filing under FERC Order No. 636 in Docket No.
    RS92-28-000; and

       WHEREAS, the Federal Energy Regulatory Commission approved Algonquin's compliance filing in Docket No. RS92-28-
    000 by orders dated February 11, 1993 and May 13, 1993; and

       WHEREAS, Algonquin and Customer agree to execute a superseding service agreement under Rate Schedule AFT-2 to conform with the terms approved in the Commission's orders in Docket No. RS92-28-000;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties do agree as follows:

                            ARTICLE I
                       SCOPE OF AGREEMENT

    1.1 Subject to the terms, conditions and limitations hereof and of Algonquin's Rate Schedule AFT-2, Algonquin agrees to receive from or for the account of Customer for transportation on a firm basis quantities of natural gas tendered by Customer any day at the Point(s) of Receipt; provided, however, Customer shall not tender, without the prior consent of Algonquin, at any Point of Receipt on any day a quantity of natural gas in excess of the applicable Maximum Daily Receipt Obligation for such Point of Receipt plus the applicable Fuel Reimbursement Quantity; and provided further, that Customer shall not tender at all Point(s) of Receipt on any day or in any year a cumulative quantity of natural gas, without the prior consent of Algonquin, in excess of the following quantities of natural gas plus the applicable Fuel Reimbursement Quantities:

        Maximum Daily Transportation Quantity       3,948 MMBtu
        Maximum Annual Transportation Quantity  1,441,020 MMBtu

        The above quantities are based on a Fuel Reimbursement Percentage of 1.3%. Fuel Reimbursement will vary from time to time. A decrease or increase in the daily Fuel Reimbursement Quantity will result in an equal increase or decrease, respectively, in the Maximum Daily Transportation Quantity ("MDTQ") for all purposes other than the computation of the Reservation Charge under
        Section 3.2(a) of Rate Schedule AFT-2. Any such fuel-related increase or decrease in MDTQ shall be reflected proportionately in the Maximum Annual Transportation Quantity.


    1.2 Algonquin agrees to transport and deliver to or for the account of Customer at the Point(s) of Delivery and Customer agrees to accept or cause acceptance of delivery of the quantity received by Algonquin on any day, less the Fuel Reimbursement Quantities; provided, however, Algonquin shall not be obligated to deliver at any Point of Delivery on any day a quantity of natural gas in excess of the applicable Maximum Daily Delivery Obligation.

                           ARTICLE II
                        TERM OF AGREEMENT

    2.1 This Agreement shall become effective as of the date set forth hereinabove and shall continue in effect for a term ending twenty (20) years from November 1, 1993 ("Primary Term") and shall remain in force from year to year thereafter unless terminated by either party by written notice one year or more prior to the end of the Primary Term or any successive term thereafter. Algonquin's right to cancel this Agreement upon the expiration of the Primary Term hereof or any succeeding term shall be subject to Customer's rights pursuant to
        Section 8 of the General Terms and Conditions.

    2.2 This Agreement may be terminated at any time by Algonquin in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty days after payment is due; provided Algonquin gives ten days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Algonquin of such outstanding bill; provided that Algonquin shall not be entitled to terminate service pending the resolution of a disputed bill if Customer complies with the billing dispute procedure currently on file in Algonquin's tariff.

                           ARTICLE III
                          RATE SCHEDULE

    3.1 Customer shall pay Algonquin for all services rendered hereunder and for the availability of such service under Algonquin's Rate Schedule AFT-2 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed.

    3.2 This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Algonquin's applicable rate schedules and of Algonquin's General Terms and Conditions on file with the Federal Energy Regulatory Commission, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which rate schedules and General Terms and Conditions are by this reference made a part hereof.


    3.3 Customer agrees that Algonquin shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Algonquin's Rate Schedule AFT-2, (b) Algonquin's Rate Schedule AFT-2, pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule AFT-2. Algonquin agrees that Customer may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Algonquin's existing FERC Gas Tariff as may be found necessary to assure that the provisions in (a), (b) or
        (c) above are just and reasonable.

                             ARTICLE IV
                       POINT(S) OF RECEIPT

    Natural gas to be received by Algonquin for the account of Customer hereunder shall be received at the outlet side of the measuring station(s) at or near the Point(s) of Receipt set forth in Exhibit A of the service agreement, with the Maximum Daily Receipt Obligation and the receipt pressure obligation indicated for each such Point of Receipt.

                            ARTICLE V
                      POINT(S) OF DELIVERY

    Natural Gas to be delivered by Algonquin for the account of Customer hereunder shall be delivered on the outlet side of the measuring station(s) at or near the Point(s) of Delivery set forth in Exhibit B of the service agreement, with the Maximum Daily Delivery Obligation and the delivery pressure obligation indicated for each such Point of Delivery.

                           ARTICLE VI
                            ADDRESSES

    Except as herein otherwise provided or as provided in the General Terms and Conditions of Algonquin's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Agreement, or any notice which any party may desire to give to other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified or regular mail to the post office address of the parties hereto, as the case may be, as follows:


    (a) Algonquin:   Algonquin Gas Transmission Company
                     1284 Soldiers Field Road
                     Boston, MA  02135
                     Attn: John J. Mullaney
                           Vice President, Marketing

    (b)Customer:     Colonial Gas Company
                     40 Market Street
                     P.O. Box 3064
                     Lowell, MA  01853
                     Attn:  John P. Harrington
                            Vice President, Gas Supply

    or such other address as either party shall designate by formal written notice.

                           ARTICLE VII
                         INTERPRETATION

    The interpretation and performance of the Agreement shall be in accordance with the laws of the Commonwealth of Massachusetts, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.


                          ARTICLE VIII
                   AGREEMENTS BEING SUPERSEDED

    When this Agreement becomes effective, it shall supersede the following agreements between the parties hereto.


    Service Agreement executed by Customer and Algonquin under Rate Schedule AFT-2 dated July 24, 1992.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective agents thereunto duly authorized, the day and year first above written.


                         ALGONQUIN GAS TRANSMISSION COMPANY


                         By:  /s/ John J. Mullaney


                         Title:  Vice President, Marketing



                         COLONIAL GAS COMPANY


                         By: /s/ John P. Harrington


                         Title: Vice President, Gas Supply



                            Exhibit A

                       Point(s) of Receipt


                 Dated:  August 1, 1993


   To the Service Agreement under Rate Schedule AFT-2 between
       Algonquin Gas Transmission Company (Algonquin) and
 Colonial Gas Company (Customer) Concerning Point(s) of Receipt


                          Maximum Daily              Maximum
    Point of             Receipt Obligation           Receipt
Pressure
    Receipt                (MMBtu)                     (Psig)

    Mendon, MA           3,948                At any pressure
                                              requested by
                                              Algonquin not in
                                              excess of 750
                                              Psig.


    Above quantities are based on a Fuel Reimbursement Percentage of 1.3%. Fuel reimbursement will vary from time to time. A decrease or increase in the Fuel Reimbursement Quantity will result in an equal increase or decrease, respectively, in the aggregate Maximum Daily Receipt Obligation.




    Signed for Identification

    Algonquin: /s/ John J. Mullaney

    Customer:  /s/ John P. Harrington

    Supersedes Exhibit A Dated ____________________________
                                                  9227


                            Exhibit B

                      Point(s) of Delivery


                      Dated: August 1, 1993


   To the Service Agreement under Rate Schedule AFT-2 between
       Algonquin Gas Transmission Company (Algonquin) and
 Colonial Gas Company (Customer) Concerning Point(s) of Delivery



                       Maximum Daily              Minimum
    Point of             Delivery Obligation          Delivery
Pressure
    Delivery                   (MMBtu)                      Psig)

    Sagamore, MA          3,948                   200

    Bourne, MA            3,948                   200



    Algonquin's Maximum Daily Delivery Obligation for the
    Sagamore and Bourne delivery points under this Agreement for service under Rate Schedule AFT-2 shall not exceed a combined daily total of 3,948 MMBtu.



    Above quantities are based on a Fuel Reimbursement Percentage of 1.3%. Fuel reimbursement will vary from time to time. A decrease or increase in the Fuel Reimbursement Quantity will result in an equal increase or decrease, respectively, in the aggregate Maximum Daily Delivery Obligation.


    Signed for Identification

    Algonquin: /s/ John J. Mullaney

    Customer:  /s/ John P. Harrington

    Supersedes Exhibit B Dated ____________________________

                [END OF EXHIBIT 10kk TO COLONIAL GAS COMPANY
                   FORM 10-K FOR YEAR ENDING 12/31/93]